Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 1, 2025, with respect to the financial statements of the sub-accounts that comprise Nationwide VL Separate Account-G, and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information. (File No. 333-215169).
/s/ KPMG LLP
Columbus, Ohio
April 23, 2025
13

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 8, 2025, with respect to the statutory financial statements and financial statement schedules of Nationwide Life and Annuity Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information. (File No. 333-215169).
/s/ KPMG LLP
Columbus, Ohio
April 23, 2025
14